As filed with the Securities and Exchange Commission on November 15, 2010
Registration No. 333-166964

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
APACHE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	41-0747868 (I.R.S. Employer Identification Number)
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(713) 296-6000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

P. Anthony Lannie
Executive Vice President and General Counsel
Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
(713) 296-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
     Approximate date of commencement of proposed sale of the securities to the public: The registrant registered 17,595,425 of common stock, par value $0.625 per share, including the associated preferred stock purchase rights, of the registrant in connection with the merger of Mariner Energy, Inc. with and into a wholly owned subsidiary of the registrant on November 10, 2010. The registrant is hereby amending this registration statement to deregister 318,424 shares of common stock of the registrant that will not be issued in the merger. Of the 318,424 shares that are being deregistered, 145,438 may be issued by the registrant upon the exercise of options assumed by the registrant in connection with the merger and have been included in the Form S-8 registration statement of the registrant filed with the Securities and Exchange Commission on November 10, 2010.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-166964) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE
          On May 19, 2010, Apache Corporation, a Delaware corporation (“Apache”), filed a Registration Statement on Form S-4 (File No. 333-166964) (as amended, the “Registration Statement”) to register 17,595,425 shares of common stock, par value $0.625 per share, of Apache, including the associated preferred stock purchase rights, to be issued pursuant to the Agreement and Plan of Merger dated April 14, 2010, as amended by Amendment No. 1 dated August 2, 2010 (the “Merger Agreement”), by and among Apache, Apache Deepwater LLC (formerly known as ZMZ Acquisitions LLC), a Delaware limited liability company and a wholly owned subsidiary of Apache (“Apache Deepwater”) and Mariner Energy, Inc., a Delaware corporation (“Mariner”). On November 10, 2010, Mariner merged with and into Apache Deepwater, with Apache Deepwater surviving the merger as a wholly owned subsidiary of Apache (the “Merger”).
          Apache hereby amends the Registration Statement by filing this Post-Effective Amendment No. 1 to deregister 318,424 shares of Apache common stock that will not be issued in the Merger. Of the 318,424 shares of Apache that are being deregistered by this Post-Effective Amendment No. 1, 145,438 may be issued by Apache upon the exercise of options assumed by Apache in connection with the Merger and have been included in the Form S-8 registration statement of Apache filed with the Securities and Exchange Commission on November 10, 2010.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, state of Texas.

APACHE CORPORATION
Date: November 15, 2010	By:	/s/ Rebecca A. Hoyt
Rebecca A. Hoyt
Vice President and Controller

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

*	Chairman of the Board and Chief	November 15, 2010
G. Steven Farris	Executive Officer
(Principal Executive Officer)

* Roger B. Plank	President (Principal Financial Officer)	November 15, 2010

/s/ Rebecca A. Hoyt Rebecca A. Hoyt	Vice President and Controller (Principal Accounting Officer)	November 15, 2010

* Frederick M. Bohen	Director	November 15, 2010

* Randolph M. Ferlic	Director	November 15, 2010

* Eugene C. Fiedorek	Director	November 15, 2010

* A. D. Frazier, Jr.	Director	November 15, 2010

* Patricia Albjerg Graham	Director	November 15, 2010

* John A. Kocur	Director	November 15, 2010

* George D. Lawrence	Director	November 15, 2010

* F. H. Merelli	Director	November 15, 2010

Signature	Title	Date

* Rodman D. Patton	Director	November 15, 2010

* Charles J. Pitman	Director	November 15, 2010

*By:	/s/ Rebecca A. Hoyt
Rebecca A. Hoyt
Attorney-in-Fact